??????????????????
                                                            DELIVERED
                                                           DEC 18 1990
                          STATE OF ARIZONA
                         ARTICLES OF MERGER          FILED BY /s/ Esther Thomas
                                 OF                           -----------------
206520-0    -            VIDEO PRESS, INC.,          TERM
                      (a domestic corporation)            ---------------------
                                INTO                 DATE      12-28-90
221412-9    -        EXPLORE TECHNOLOGY, INC.,            ---------------------
                      (a domestic corporation)       Effective 12-28-90


         These Articles of Merger are delivered to the Arizona Corporation Commission for filing pursuant to Section 10-074, Arizona Business Corporation Act, by the undersigned VIDEO PRESS, INC., an Arizona corpoation, and EXPLORE TECHNOLOGY, INC., an Arizona corporation.

         FIRST: The Agreement and Plan of Merger attached hereto as Exhibit A (the "Plan"), which provides for the merger of VIDEO PRESS, INC. into EXPLORE TECHNOLOGY, INC., was approved by the shareholders of each corporation.

         SECOND: As to each such corporation, the number of shares outstanding, and the designation and number of shares of each class are as follows:

                                   Number of
     Name of                        Shares             Designation of
     Corporation                 Outstanding               Class
     -----------                 -----------           --------------
Video Press, Inc.                  131,332                common
Explore Technology, Inc.            52,156                common


         THIRD: As to each such corporation, the total number of shares voted for and against the Plan, respectively, are as follows:

     Name of                     Total Voted            Total Voted
     Corporation                    For                   Against
     -----------                 -----------           --------------
Video Press, Inc.                  131,332                  None
Explore Technology, Inc.            52,156                  None

         Dated this 11th day of May, 1990.

VIDEO PRESS, INC.                            EXPLORE TECHNOLOGY, INC.

By: /s/ Richard Lang                         By: /s/ Richard Lang
    -------------------------------              ------------------------------
    Richard Lang, President                      Richard Lang, President

By: /s/ Lisa Walters                         By: /s/ G. Peter Spiess
    -------------------------------              ------------------------------
    Lisa Walters, Secretary                      G. Peter Spiess, Secretary


STATE OF ARIZONA         )
                         )  ss.
County of Maricopa       )

         The foregoing was acknowledged before me this 27th day of November, 1990, by RICHARD LANG and G. LISA WALTERS, President and Secretary, respectively of VIDEO PRESS, INC., an Arizona corporation, on behalf of the corporation, pursuant to due authorization.

                                             /s/ Virginia S. Leipprandt
                                             ----------------------------------
                                             Notary Public

My Commission Expires:

      8-29-93
----------------------

STATE OF ARIZONA         )
                         )  ss.
County of Maricopa       )


         The foregoing was acknowledged befoe me this 27th day of November, 1990, by RICHARD LANG and G. PETER SPIESS, President and Secretary, respectively of EXPLORE TECHNOLOGY, INC., an Arizona corporation, on behalf of the corporation, pursuant to due authorization.

                                             /s/ Virginia S. Leipprandt
                                             ----------------------------------
                                             Notary Public

My Commission Expires:

      8-29-93
----------------------

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (hereinafter called "this Agreement") dated as of May 11, 1990, by and between EXPLORE TECHNOLOGY, INC., an Arizona corporation ("ET") and VIDEO PRESS, INC., an Arizona corporation ("VP"), said corporations being hereinafter sometimes collectively referred to as the "Constituent Corporations."

         WHEREAS, each of the Constituent Corporation is a corporation duly organized and existing under the laws of the State of Arizona; and

         WHEREAS, ET is authorized to issue 100,000,000 shares of common stock without par value, of which 52,156 shares are outstanding; and VP is authorized to issue 1,000,000 shares of common stock without, par value, of which 131,332 shares are issued and outstanding; and

         WHEREAS, the board of directors of each Constituent Corporation deems it advisable and in the best interests of such corporation and its shareholders that VP be merged into ET upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties hereto mutually agree that VP shall be merged into ET in accordance with the General Corporation Law of the State of Arizona, with ET continuing its corporate existence as the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"), and that the terms and conditions of such merger (hereinafter called the "Merger") and the mode of carrying the same into effect shall be as hereinafter set forth:

         1. Plan of Reorganization; Effective Time. The Merger shall constitute a plan of reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. The Merger shall become effective (the "Effective Time") immediately following the close of business on December 28, 1990 following the filing of Articles of Merger by the Arizona Corporation Commission pursuant to the General Corporation Law of the State of Arizona.

         2.  Articles of  Incorporation.  The Articles of  Incorporation  of the
Surviving Corporation as amended and in effect immediately prior to the Effective Time shall continue in effect after the Merger except as hereinafter provided and until the same shall be further amended in the manner prescribed by law. At the Effective Time the Articles of Incorporation of the Surviving Corporation shall be amended as follows:

                  (a) Article 5. shall be amended to read as follows:

                  "ARTICLE 5.  Limitation on Liability of  Directors.  No person who is or was a director of the corporation shall be
         personally liable to the corporation or to any stockholder or stockholders of the corporation for monetary damages for breach of fiduciary duty as a director of the corporation; provided, that the foregoing provision shall not eliminate or limit any such liability to the extent otherwise imposed by law upon a director (i) for any breach of the directors duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the unlawful payment of a dividend or other distribution on the corporation's capital stock or the unlawful purchase of its capital or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions of this Article shall be applicable, notwithstanding any amendment or repeal thereof, with respect to any and all acts or omissions occurring prior to the effective date of such amendment or repeal."

                  (b) Article 7. shall be amended to read as follows:

                  "ARTICLE 7. Authorized Capital. The aggregate number of shares which the corporation shall have the authority to issue is 10,000,000, all of which shares shall be of one class of common stock without par value.

                  (c) Article 13. shall be amended to read as follows:

                  "ARTICLE 13. Rights and Options. The corporation may, without shareholder approval or ratification, issue rights and options to directors, officers or employees of the corporation, or of any affiliate thereof, to purchase from the corporation shares of any class or classes.

                  (d) Article 15. shall be amended to read as follows:

                  "ARTICLE 15. Amendments. The corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation."

         3. Directors. The following named persons, who were the directors of ET immediately prior to the Effective Time, shall continue in office until the next annual meeting of shareholders of the Surviving Corporation and until their successors are elected and have qualified:

                                 Richard Lang
                                 Lisa Walters
                                 G. Peter Spiess

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???????????????????????????????????????????????????????????????????????????????
???????????????????????????????????????????????????????????????????????????????

         4. Officers. The following named persons, who were the officers of ET immediately prior to the Effective Time, shall continue in office until the meeting of the board of directors of the Surviving Corporation following the next annual meeting of shareholders of the Surviving Corporation and until their successors are elected and have qualified:

               Name                Office
               ----                ------
          Richard Lang             President and Treasurer
          Lisa Walters             Vice President and Assistant Secretary
          G. Peter Spiess          Secretary

         5. Conversion of Shares. The terms and manner of conversion of the shares of VP into shares of the Surviving Corporation shall be as follows:

                  (a) Conversion of VP Common Stock. The shares of common stock of VP without par value shall be converted into 1,844 shares of the common stock of the Surviving Corporation without par value in accordance with the table set forth below; and upon surrender of the certificates evidencing ownership of such shares of common stock of VP for cancellation, each shareholder of VP other than the Surviving Corporation shall receive a certificate or certificates for the full number of shares of common stock of the Surviving Corporation into which such shareholder is entitled as provided in such table, and all shares of VP common stock then owned by ET shall be deemed cancelled, and no shares of ET shall be issued with respect thereto. Shares of the Surviving Corporation's common stock outstanding immediately prior to the merger shall not be converted or exchanged but shall remain outstanding immediately after the merger as identical shares of common stock of the Surviving Corporation.

                               TABLE OF CONVERSION
                               -------------------

Name of                Number of Shares       Number of Shares of ET
VP Shareholder         of VP Owned            to be received upon merger
--------------         ----------------       --------------------------
Dr. William Crisp          5,000                       132
Ray Gottlieb and
Marilyn Ferguson           7,500                       165
Richard Lang and
Lisa Walters              82,000                     1,242
Larry Lazarus              5,876                       129
Jeffrey P. Wright          7,000                       176
                                                     -----
         Total Number of ET Shares to be Issued      1,844

                  (b) Manner of Conversion. The shares of the Surviving Corporation into which the shares of VP shall be converted in accordance with the provisions of subparagraph (a) of this paragraph 5 shall be issued by the Surviving Corporation in exchange for the assets and properties of VP.

                  (c) Status of Newly Issued Stock. All shares of common stock of the Surviving Corporation into which shares of VP are converted as herein provided shall be fully paid and non-assessable and shall be issued in full satisfaction of all rights pertaining to such shares of common stock of VP.

         6. Effect of Merger. At the Effective Time, the separate existence of VP shall cease and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, immunities and franchises of a public as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of such Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in the place thereof; and neither the rights of creditors nor any liens upon the property of any Constituent Corporation shall be impaired by the Merger. Confirmatory deeds, assignments or other like instruments, when deemed desirable by the Surviving Corporation to evidence such transfer, vesting or devolution of any property, right, privilege or franchise, shall at any time or from time to time, be made and delivered in the name of VP by the last acting officers thereof, or by the corresponding officers of the Surviving Corporation.

         7. Accounting Matters. The assets and liabilities of the Constituent Corporations at the Effective Time shall be taken up on the books of the Surviving Corporation at the amounts and in the manner selected by the Surviving Corporation in accordance with generally accepted accounting principles. The capital of the Surviving Corporation after the Merger shall be equal to the sum of the aggregate stated capital of the common stock to be issued in the Merger and the aggregate stated capital of the common stock remaining outstanding after the Merger which shall have been issued prior to the Merger. The surplus of the Surviving Corporation after the Merger, including any surplus arising as a result of the Merger, shall be available to be used for any legal purposes for which surplus may be used.

         8. Approval of Shareholders; Filing of Articles of Merger. This Agreement shall be submitted to the shareholders of each of the Constituent Corporations in the manner required by law, and if the same shall be approved prior to the Effective Time, appropriate Articles of Merger shall be executed in the manner required by law and delivered to the Arizona Corporation Commission for filing as provided by the Arizona General Corporation Law.

         9. Termination; Amendments; Counterparts.

                  a. Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after adoption or approval of this Agreement by the shareholders of the Constituent Corporations, under any one or more of the following circumstances:

                           (1) by the mutual  consent of the boards of directors
of the Constituent Corporations;

                           (2)  by the  board  of  directors  of  either  of the
Constituent Corporations if any action or proceeding before any court or governmental body or agency shall have been instituted or threatened to restrain or prohibit the Merger and such board of directors deems it inadvisable to proceed with the Merger; or

                           (3)  by the  board  of  directors  of  either  of the
Constituent Corporations if the requisite approval of the shareholders shall not have been obtained prior to the Effective Time.

Upon any such termination and abandonment, neither party shall have any liability or obligation hereunder to the other, and each party shall pay all costs and expenses incurred by such party relating to this Agreement and the transactions contemplated herein, including fees, expenses and disbursements of its accountants and counsel. Abandonment of the Merger as provided in the foregoing provisions of this paragraph shall automatically be deemed to constitute a direction by the board of directors of ET not to file said Articles of Merger.

                  b. Amendments. Any of the terms and conditions of this Agreement may be modified or waived at any time prior to the Effective Time by an instrument in writing signed by the party which is, or the shareholders of which are, entitled to the benefit thereof upon the authority of the board of directors of such party, provided that any such action taken by such board of directors shall not, in its judgment, affect substantially or materially and adversely the benefits to its shareholders contemplated under this Agreement.

                  c. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed and original but all of which together shall constitute one and the same instrument.

          IN WITNESS  WHEREOF,  each  Constituent  Corporation  has caused  this
Agreement and Plan of Merger to be signed by its President or authorized Vice President and attested by the signature of its Secretary as of the date first above written.

                                        EXPLORE TECHNOLOGY, INC.

                                        By: /s/ Richard Lang
                                            -----------------------------------
                                            Richard Lang, President
ATTEST:


/s/ G. Peter Spiess
-------------------------------
G. Peter Spiess, Secretary

                                        VIDEO PRESS, INC.

                                        By: /s/ Richard Lang
                                            -----------------------------------
                                            Richard Lang, President

ATTEST:

/s/ Lisa Walters
-------------------------------
Lisa Walters, Secretary


STATE OF ARIZONA                     )
                                     )    ss.
County of Maricopa                   )

         The foregoing instrument was acknowledged before me this 27th day of November, 1990, by RICHARD LANG and G. PETER SPIESS, the President and Secretary, respectively, of EXPLORE TECHNOLOGY, INC., an Arizona corporation, on behalf of the corporation.

                                        /s/ Virginia S. Leipprandt
                                        ---------------------------------------
                                        Notary Public

My Commission Expires:

    8-29-93
----------------------

STATE OF ARIZONA                     )
                                     )    ss.
County of Maricopa                   )

         The foregoing instrument was acknowledged before me this 27th day of November, 1990, by RICHARD LANG and LISA WALTERS, the President and Secretary, respectively, of VIDEO PRESS, INC., an Arizona corporation, on behalf of the corporation.

                                        /s/ Virginia S. Leipprandt
                                        ---------------------------------------
                                        Notary Public

My Commission Expires:

    8-29-93
----------------------